Exhibit 99.2

SELLAS Life Sciences Announces Closing of $15 Million Public Offering

NEW YORK, June 18, 2019 (GLOBE NEWSWIRE) -- SELLAS Life Sciences Group, Inc. (NASDAQ:SLS) (“SELLAS” or the “Company”), a late-stage biopharmaceutical company focused on the development of novel cancer immunotherapeutics for a broad range of indications, today announced the closing of its previously announced underwritten public offering of (i) 26,367,200 shares of common stock together with common stock warrants (the “common warrants”) to purchase 26,367,200 shares of common stock and (ii) 73,632,800 pre-funded warrants, with each pre-funded warrant exercisable for one share of common stock, together with common warrants to purchase 73,632,800 shares of common stock. At closing, SELLAS received aggregate net proceeds from the offering of approximately $13.5 million, after deducting underwriting discounts and commissions and estimated offering expenses. The common warrants have an initial exercise price of $0.50 per share, subject to adjustment, and have a 5-year term.

SELLAS intends to use the net proceeds from the offering to commence a pivotal Phase 3 trial for its lead clinical candidate, galinpepimut-S (“GPS”), as a monotherapy in acute myeloid leukemia patients following second complete remission and to continue its Phase 1/2 basket type trial of GPS in combination with pembrolizumab, as well as for general corporate purposes and funding its working capital needs.

A.G.P./Alliance Global Partners acted as sole book-running manager for the offering. Maxim Group LLC acted as co-manager.

A registration statement on Form S-1 relating to the offering was filed with the Securities and Exchange Commission (the "SEC") on May 23, 2019, amended on June 6, 2019 and June 13, 2019, and was declared effective on June 13, 2019. The offering was made only by means of a prospectus. SELLAS’ SEC filings are available to the public from the SEC's website at www.sec.gov. Copies of the final prospectus relating to the offering may also be obtained by contacting A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About SELLAS
SELLAS is a clinical-stage biopharmaceutical company focused on novel cancer immunotherapeutics for a broad range of cancer indications. SELLAS’ lead product candidate, GPS, is licensed from Memorial Sloan Kettering Cancer Center and targets the Wilms Tumor 1 (WT1) protein, which is present in an array of tumor types. SELLAS’ second product candidate, nelipepimut-S (NPS), is a HER2-directed cancer immunotherapy being investigated for the prevention of the recurrence of breast cancer after standard of care treatment in the adjuvant setting.

Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to SELLAS’ current expectations, plans and prospects. These forward-looking statements include, without limitation, references to SELLAS’ expectations regarding its anticipated use of net proceeds from the offering. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the public offering, or factors that result in changes to the Company's anticipated use of proceeds. These risks and uncertainties are described more fully in Amendment No. 2 to Registration Statement on Form S-1 filed with the SEC on June 13, 2019 and other filings with the SEC, including SELLAS’ Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 22, 2019, as amended April 30, 2019. Other risks and uncertainties of which SELLAS is not currently aware may also affect SELLAS’ forward-looking statements. The forward-looking statements herein are made only as of the date hereof. SELLAS undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contact:
Will O’Connor
Stern Investor Relations, Inc.
212-362-1200
ir@sellaslife.com

Investor Relations
Sellas Life Sciences Group, Inc.
917.438.4353
info@sellaslife.com

Source: SELLAS Life Sciences Group